UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

Merge Healthcare Incorporated

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-29486 (Commission File Number)	39-1600938 (IRS Employer Identification No.)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin (Address of principal executive offices)	53214 (Zip Code)

Registrant’s telephone number, including area code: (414) 977-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On July 1, 2008, Merge Healthcare Incorporated (the “Company”), certain of its subsidiaries and Merrick RIS, LLC (“Merrick”) entered into an amendment to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 21, 2008, which amendment will become effective if the Company’s shareholders at the annual meeting scheduled for August 19, 2008 approve a certain proposal appointing the members of the Company’s Board of Directors. Pursuant to the amendment, the parties agreed to delete Section 4(l) of the Purchase Agreement, which would result in (i) Merrick giving up its contractual right to nominate persons to the Company’s Board and (ii) Merrick no longer being obligated to vote for the slate of directors nominated by the Company (the “Amendment”). A copy of the Amendment is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment dated July 1, 2008 to that certain Securities Purchase Agreement, dated May 21, 2008, by and between Merge Healthcare Incorporated, certain of its subsidiaries and Merrick RIS, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
By:	/s/ Craig D. Apolinsky

Craig D. Apolinsky
General Counsel

Dated: July  3, 2008